Exhibit (g)(17)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE BANK OF NEW YORK MELLON

AND

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX "A" THERETO

DATED AS OF APRIL 30, 2013

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement*).

A. Additional Custodians

Custodian Purpose

Bank of New York FICASH

FITERM

B. Special Subcustodians

Custodian Purpose

Bank of New York FICASH

Chemical Bank, N.A. Third Party Repurchase Agreements*

Citibank, N.A. Global Bond Ceritificates*

*Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

Fund Portfolio

Fidelity Institutional Cash Portfolios U.S. Treasury Portfolio II

Fidelity Hereford Street Trust Spartan Money Market Fund

Fidelity Select Portfolios Money Market Portfolio

Fidelity Union Street Trust II Fidelity Daily Income Trust

Spartan World Money Market Fund

Fidelity Phillips Street Trust Fidelity Cash Reserves

**Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C. Foreign Subcustodians

Country	Subcustodian Legacy Mellon	City	Postal Code	Central Depository Name	2nd Central Depository	3rd Central Depository
Argentina	Citibank, N.A.	Buenos Aires	C1036AAJ	Caja de Valores S.A.	Central de Registration y de Instrumentos de Endeamiento Publico (CRYL)
Australia	National Australia Bank Ltd	Melbourne	3000	ASX Settlement and Transfer Corporation Pty Ltd	Austraclear Limited
Austria	Bank Austria, Creditanstalt	Vienna	1010	Oesterreichische Kontrollbank AG (OeKB)
Bahrain	HSBC Bank Middle East, Limited	Manama	428	The Clearing, Settlement, and Central Depository
Bangladesh	Standard Chartered Bank	Dhaka	1212	Central Depository Bangladesh Limited (CDBL)
Belgium	Citibank International Plc	Amsterdam	1118	Euroclear Belgium	Banque Nationale de Belgique (National Bank of Belgium)
Benin	Societe Generale de Banques en Cote D'ivoire	Abidjan	1355	Dépositaire Central/Banque de Règlement (DCBR)
Bermuda	HSBC Bank Bermuda Limited	Hamilton	HM11	Bermuda Securities Depository (BSD)
Botswana	Stanbic Bank Botswana Limited	Gaborone		Bank of Botswana	Central Securities Depository Company of Botswana Limited (CSDB)
Brazil	Citibank N.A.	Sao Paulo	S.P. 01311	BM&FBOVESPA - Central Securities Depository	Central de Custodian e Liquidacao Financeira de Titulos (CETIP)	Sistema Especial de Liquidacao e Custodia (SELIC)
Bulgaria	ING Bank N.V.	Sofia	1404	Bulgarian National Bank	Central Depository AD (CDAD)
Canada	CIBC Mellon Trust Co	Toronto	ON M5L 1G9	Canadian Depository for Securities Limited (CDS)
Cayman Islands	The Bank of New York Mellon	New York	10286	Depository Trust Company	Federal Reserve Bank
Channel Islands	The Bank of New York Mellon	London		CREST
Chile	Banco Itau	Santiago	755-0611	Deposito Central de Valores S.A. (DCV)
China-Shanghai	HSBC Bank (China) Company Limited	Shanghai	200120	China Securities Depository and Clearing Corporation Limited, Shanghai Branch
China- Shenzhen	HSBC Bank (China) Company Limited	Shenzhen	200120	China Securities Depository and Clearing Corporation Limited, Shenzhen Branch
Colombia	Cititrust Colombia S.A.	Bogota		Deposito Central de Valores (DCV)	Deposito Centralizado de Valores de Colombia S.A. (DECEVAL)
Costa Rica	Banco Nacional de Costa Rica	San Jose		CEVAL
Croatia	Privredna Banka Zagreb D.D.	Zagreb	10000	Sredisnje klirinsko depozitarno drustvo, d.d. (SKDD)
Cyprus	BNP Paribas Securities Services, Athens	Athens	115 28	Central Depository and Central Registry
Czech Republic	ING Bank N.V.	Prague	150 00	Czech National Bank (CNB)	Centralni depozitar cennych papiru, a.s. (CDCP)
Denmark	Skandinaviska Enskilda Banken AB, Copenhagen Branch	Copenhagen	1577	Vaerdipapircentralen (VP)
Ecuador	Banco de la Produccion S.A.	Quito		Deposito Centralizado de Compensacion Y Liquidacion de Valores (DECEVALE) S.A.
Egypt	HSBC Bank Egypt SAE	Cairo		Misr for Central Clearing, Depository and Registry S.A.E.	Central Bank of Egypt
Estonia	Skandinaviska Enskilda Banken AB	Tallinn	15010	Estonian Central Securities Depository
Euromarkets	Clearstream Banking Luxembourg	Brussels	B-1210	Clearstream Banking, S.A.	Euroclear Bank S.A./N.V.
Euromarkets	Euroclear Bank	Brussels	B-1210	Clearstream Banking, S.A.	Euroclear Bank S.A./N.V.
Finland	Skandinaviska Enskilda Banken AB, Helsinki	Helsinki	FI-00100	Euroclear Finland Oy
France	BNP Paribas Securities Services	Paris	75008	Euroclear France
Germany	The Bank of New York Mellon SA/NV	Frankfurt am Main	60487	Clearstream Banking AG, Frankfurt
Ghana	Stanbic Bank Ghana Ltd	Accra		Bank of Ghana	Ghana Central Securities Depository (GSD)
Greece	BNP Paribas Securities Services, Athens	Athens	115 28	The Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry (HELEX) (CSD).	Bank of Greece
Guinea Bissau	Societe Generale de Banques en Cote D'ivoire	Abidjan	01 BP 1355	Dépositaire Central/Banque de Règlement (DCBR)
Hong Kong SAR	HSBC	Kowloon		Hong Kong Securities Clearing Company Limited	Central Money Market Unit (CMU)
Hungary	ING Bank N.V.	Budapest	1068	Keler
Iceland	Islandsbanki hf	Reykjavik	155	Verobrefaskraning Islands hf. (VS)
India	Deutsche Bank (DB) Mumbai	Mumbai	400 063	National Securities Depository Ltd. (NSDL)	Central Depository Services India Ltd. (CDSL)	The Reserve Bank of India - Public Debt Office (PDO)
Indonesia	HSBC	Jakarta	12930	Bank Indonesia	PT Kustodian Sentral Efek Indonesia (KSEI)
Ireland	The Bank of New York Mellon	London	M1 1RN	Euroclear UK & Ireland Limited
Israel	Bank Hapoalim B.M.	Tel Aviv	65546	The Tel Aviv Stock Exchange Clearing House (TASECH).
Italy	Intesa Sanpaolo S.p.A.	Milan	20120	Monte Titoli S.p.A. (MT)
Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Abidjan	01 BP 1355	Dépositaire Central/Banque de Règlement (DCBR)
Japan	Mizuho Corporate Bank / The Bank of Tokyo - Mitsubishi UFJ Ltd.	Tokyo	103-0021	Japan Securities Depository Center (JASDEC)	Bank of Japan
Jordan	HSBC Bank Middle East Limited - Jordan Branch	Amman		Securities Depository Center
Kazakhstan	The Hongkong and Shanghai Banking Corporation Limited Bank Kazakhstan	Almaty	50010	Central Securities Depository
Kenya	CFC Stanbic Bank Limited	Nairobi	00-100	The Central Depository and Settlement Corporation Ltd.	The National Debt Office
Kuwait	HSBC Bank Middle East Limited - Kuwait Branch	Safat	13017	Kuwait Clearing Company KCC
Latvia	Skandinaviska Enskilda Banken AB	Riga	1076	Latvian Central Depository (LCD)
Lebanon	HSBC Bank Middle East Limited	Beirut		Midclear	Bank of Lebanon
Lithuania	Skandinaviska Enskilda Banken AB	Vilnius	1076	Central Securities Depository of Lithuania
Luxembourg	Euroclear	Brussels	B-1210	Clearstream Banking Luxembourg, S.A.
Malaysia	HSBC Bank Malaysia Berhad	Kuala Lumpur	50100	Bursa Malaysia Depository Sdn Bhd (BMDSB)	Bank Negara Malaysia
Mali	Societe Generale de Banques en Cote D'ivoire	Abidjan	01 BP 1355	Dépositaire Central/Banque de Règlement (DCBR)
Malta	HSBC Bank Malta Plc	Valletta	QRM 3101	Central Securities Depository
Mauritius	HSBC	Ebene		Central Depository and Settlement Company Ltd. (CDS)	Bank of Mauritius
Mexico	Banco Nacional de México S.A. (Banamex S.A.)	Mexico City	11700	S.D. Indeval, S.A. de C.V. (Indeval)
Morocco	Citibank Maghreb	Casablanca	20190	Maroclear
Namibia	Standard Bank Namibia Limited	Windhoek		Bank of Namibia
Netherlands	The Bank of New York Mellon SA/NV	Brussels	1000	Euroclear Nederland
New Zealand	National Australia Bank Ltd	Auckland		New Zealand Central Securities Depository Limited (NZCSD)
Niger	Societe Generale de Banques en Cote D'ivoire	Abidjan	01 BP 1355	Dépositaire Central/Banque de Règlement (DCBR)
Nigeria	Stanbic IBTC Plc Nigeria	Victoria Island, Lagos		Central Securities Clearing System Limited
Norway	Skandinaviska Enskilda Banken AB, Oslo Branch	Oslo	250	Verdipapirsentralen ASA
Oman	HSBC	Ruwi	111	Muscat Depository and Securities Registration Company, SAOC
Pakistan	Deutsche Bank AG	Karachi	75330	Central Depository Company of Pakistan Limited (CDC)	State Bank of Pakistan
Palestinian Autonomous Area	HSBC Bank Middle East, Limited	Ramallah	West Bank	The Clearing, Depository and Settlement Department (CDS), a department of the Palestine Securities Exchange.
Peru	Citibank del Perú	Lima	27	CAVALI S.A. I.C.L.V.
Philippines	The Hongkong and Shanghai Banking Corporation Ltd	Taguig City	1634	Philippine Depository and Trust Corporation	Bureau of Treasury (BTR)
Poland	ING Bank Slaski S.A., Katowice	Katowice	40-086	Krajowy Depozyt Papierow Wartosciowych	Securities Register
Portugal	Citibank International Plc, Sucursal em Portugal	Lisbon	1269-056	Interbolsa
Qatar	HSBC	Doha		Central Registry Department, a department of the Qatar Exchange
Romania	ING Bank N.V.	Bucharest	11745	Depozitarul Central S.A.	National Bank of Romania
Russia	ZAO Citibank Moscow	Moscow	125047	The National Settlement Depository	ZAO Depository Clearing Company
Saudi Arabia	HSBC	Riyadh	11413	The Tadawul Securities Depository Centre	Saudi Arabian Monetary Authority (SAMA)
Senegal	Societe Generale de Banques en Cote D'ivoire	Abidjan	01 BP 1355	Dépositaire Central/Banque de Règlement (DCBR)
Serbia	Bank Austria, Creditanstalt	Belgrade	11000	The Central Securities Depository and Clearing House, Centralni registar depo i kliring hartija od vrednosti (CRHoV).
Singapore	DBS Bank Ltd	Singapore	69544	Central Depository (Pte.) Limited (CDP)	Monetary Authority of Singapore (MAS)
Slovak Republic	ING Bank N.V.	Bratislava	811 02	Centralny depozitar cennych papierov (CDCP) SR, a.s.
Slovenia	UniCredit Bank	Ljubljana	1000	Central Securities Clearing Corporation of Slovenia
South Africa	Standard Bank of South Africa Limited	Johannesburg	2001	STRATE
South Korea	HSBC	Seoul	1-KA	Korea Securities Depository (KSD)
Spain	Banco Central Hispanoamericano (BCH)	Madrid	28660	IBERCLEAR
Sri Lanka	HSBC	Colombo	0-1	Central Depository System Private Limited (CDS)	Central Bank of Sri Lanka
Swaziland	Standard Bank Swaziland Limited	Mbabane	H101	None
Sweden	Skandinaviska Enskilda Banken AB	Stockholm	106 40	Euroclear Sweden AB
Switzerland	UBS AG	Zurich	8098	SIX SIS Ltd
Taiwan	HSBC Bank (Taiwan) Limited	Taipei	115	Taiwan Depository and Clearing Corporation (TDCC)	Central Bank of the Republic of China, Taiwan (CBC)
Thailand	HSBC	Bangkok	10500	Thailand Securities Depository Company Limited (TSD)
Tunisia	Banque Internationale Arabe de Tunisie	Tunis	520	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières (STICODEVAM)
Turkey	Deutsche Bank A.S.	Istanbul	34394	Central Registry Agency (CRA)	Central Bank of Turkey (CBT)
Ukraine	ING Bank Ukraine	Kiev	4070	National Bank of Ukraine (NBU)	Interregional Securities Union (MFS)	National Depositary of Ukraine (NDU)
United Arab Emirates	HSBC	Dubai	Gate District	Dubai Financial Market	NASDAQ Dubai Limited	Abu Dhabi Securities Exchange
United Kingdom	The Bank of New York Mellon	London	M1 1RN	Euroclear UK & Ireland Limited
United States	The Bank of New York Mellon	New York	10286	Depository Trust Company	Federal Reserve Bank
Uruguay	Banco Itaú Uruguay S.A.	Montevideo	11000	Banco Central de Uruguay (BCU)
Venezuela	Citibank, N.A., Caracas	Caracas	1050DC	Caja Venezolana de Valores CA (CVV)	Banco Central de Venezuela (BCV)
Vietnam	HSBC	Ho Chi Minh City	District 1	Vietnam Securities Depository (VSD)
Zambia	Stanbic Bank Zambia Plc	Lusaka	10101	Lusaka Stock Exchange Central Shares Depository (LuSECSD)	Bank of Zambia (BoZ)
Zimbabwe	Stanbic Bank of Zimbabwe Ltd	Harare		None

Each of the Investment Companies Listed on Appendix "A"

Attached Hereto, on Behalf of Each of Their Respective Portfolios

By:/s/Joseph Zambello

Name: Joseph Zambello

Title: Deputy Treasurer

The Bank of New York Mellon

By:/s/Joseph Malcolm

Name: Joseph Malcolm

Title: Service Director, Vice President